UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2012

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49842	77-0556376
(Commission File Number)	(I.R.S. Employer Identification No.)

1943 Landing Drive, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

650/417 7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On April 5, 2012, CEVA, Inc. (the “Company”) cancelled the trading of its common stock on the main market of the London Stock Exchange and cancelled the standard listing of its common stock from the Official List of the UK Listing Authority. The cancellation received all the necessary regulatory approvals and the cancellation is effective as of April 5, 2012.

The common stock of the Company continues to trade on NASDAQ. Stockholders residing in the United Kingdom and elsewhere will be able to continue to trade their common stock of the Company on NASDAQ. Please see the Questions and Answers section in the attached link for additional details: http://www.ceva-dsp.com/LSE-FAQ.html.

All queries relating to shares, share certificates and change of address should be directed to the Company’s share registrar:

American Stock Transfer and Trust Co.

59 Maiden Lane

Plaza Level New York

NY 10038

USA

info@amstock.com

www.amstock.com

Tel: (800) 937-5449 or (718) 921-8124

Stockholders residing in the United Kingdom also will be able to contact the Company’s United Kingdom transfer agent relating to all queries:

Capita Registrars Limited

The Registry

34 Beckenham Road

Beckenham

Kent

BR3 4TU

www.capitaregistrars.com

Tel: +44 20 8639 2427

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: April 6, 2012	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

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